Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2011 FIRST QUARTER RESULTS

CARMEL, IN, April 21, 2011—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the first quarter of 2011 decreased 5.6% to 21,761 compared to 23,064 in the same period in 2010.  Total student enrollment decreased 0.6% to 84,030 as of March 31, 2011 compared to 84,555 as of March 31, 2010.

The company provided the following information for the three months ended March 31, 2011 and 2010:

Financial and Operating Data for the Three Months Ended March 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2011		2010		Increase/ (Decrease)

Revenue	$383.2		$384.0		(0.2)%
Operating Income	$140.7		$142.6		(1.4)%
Operating Margin	36.7%		37.1%		(40) basis points
Net Income	$85.4		$87.5		(2.4)%
Earnings Per Share (diluted)	$2.91		$2.46		18.3%
New Student Enrollment	21,761		23,064		(5.6)%
Continuing Students	62,269		61,491		1.3%
Total Student Enrollment as of March 31st	84,030		84,555		(0.6)%
Persistence Rate as of March 31st (A)	73.5%		76.1%		(260) basis points
Revenue Per Student	$4,525		$4,754		(4.8)%
Cash and Cash Equivalents, Restricted Cash and Investments as of March 31st	$342.4		$327.0		4.7%
Bad Debt Expense as a Percentage of Revenue	3.3%		5.9%		(260) basis points
Days Sales Outstanding as of March 31st	14.0 days		20.7 days		(6.7) days
Deferred Revenue as of March 31st	$265.5		$191.8		38.4%
Debt as of March 31st	$150.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	29,312,000		35,499,000
Shares of Common Stock Repurchased	2,000,000	(B)	952,500	(C)
Land and Building Purchases and Renovations	$0.5	(D)	$0.8	(E)	(40.2)%
Number of New Colleges in Operation	0		2
Capital Expenditures, Net	$4.7		$5.3		(11.3)%
__________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $139.1 million or at an average price of $69.55 per share.
(C)	For approximately $95.0 million or at an average price of $99.76 per share.
(D)	Represents costs associated with renovating, expanding or constructing buildings at eight of the company’s locations.
(E)	Represents costs associated with renovating, expanding or constructing buildings at nine of the company’s locations.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2011 first quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Manager of Communications                                                                                                     www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	March 31, 2011	December 31, 2010	March 31, 2010
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$187,922	$163,779	$165,544
Short-term investments	152,612	149,160	56,143
Restricted cash	1,820	255	5,298
Accounts receivable, net	59,798	68,937	88,290
Deferred income taxes	5,402	9,079	13,321
Prepaid expenses and other current assets	24,388	22,887	19,735
Total current assets	431,942	414,097	448,331

Property and equipment, net	196,579	198,213	191,438
Deferred income taxes	28,125	21,814	9,720
Other assets	44,869	40,656	27,900
Total assets	$701,515	$674,780	$677,389

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$72,689	$67,920	$68,474
Accrued compensation and benefits	19,345	28,428	17,465
Other current liabilities	61,321	15,441	65,851
Deferred revenue	265,540	244,362	191,795
Total current liabilities	418,895	356,151	343,585

Long-term debt	150,000	150,000	150,000
Other liabilities	52,151	40,559	28,294
Total liabilities	621,046	546,710	521,879

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized,
37,068,904, 37,068,904 and 54,068,904 issued	371	371	541
Capital surplus	177,594	173,935	160,371
Retained earnings	607,765	524,678	1,090,413
Accumulated other comprehensive (loss)	(4,563)	(4,509)	(9,851)
Treasury stock, 8,999,196, 7,075,563 and 19,531,095 shares at cost	(700,698)	(566,405)	(1,085,964)
Total shareholders' equity	80,469	128,070	155,510
Total liabilities and shareholders' equity	$701,515	$674,780	$677,389

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months
	Ended March 31,
	(unaudited)
	2011	2010

Revenue	$383,171	$383,957

Costs and expenses:
Cost of educational services	137,926	134,382
Student services and administrative expenses	104,583	106,960
Total costs and expenses	242,509	241,342

Operating income	140,662	142,615
Interest income	835	709
Interest (expense)	(557)	(420)
Income before provision for income taxes	140,940	142,904
Provision for income taxes	55,554	55,453

Net income	$85,386	$87,451

Earnings per share:
Basic	$2.94	$2.50
Diluted	$2.91	$2.46

Supplemental Data:
Cost of educational services	36.0%	35.0%
Student services and administrative expenses	27.3%	27.9%
Operating margin	36.7%	37.1%
Student enrollment at end of period	84,030	84,555
Campuses at end of period	130	123
Shares for earnings per share calculation:
Basic	29,085,000	35,028,000
Diluted	29,312,000	35,499,000

Effective tax rate	39.4%	38.8%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months
	Ended March 31,
	(unaudited)
	2011	2010
Cash flows from operating activities:
Net income	$85,386	$87,451
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,842	6,758
Provision for doubtful accounts	12,667	22,765
Deferred income taxes	(2,685)	(2,978)
Excess tax benefit from stock option exercises	(351)	(921)
Stock-based compensation expense	3,914	4,813
Other	(1,430)	156
Changes in operating assets and liabilities:
Restricted cash	(1,565)	(3,407)
Accounts receivable	(3,528)	(25,629)
Accounts payable	4,769	7,199
Other operating assets and liabilities	56,922	43,051
Deferred revenue	21,178	19,862
Net cash flows from operating activities	182,119	159,120

Cash flows from investing activities:
Facility expenditures and land purchases	(502)	(839)
Capital expenditures, net	(4,699)	(5,298)
Proceeds from sales and maturities of investments and repayment of notes	142,085	84,698
Purchase of investments and note advances	(158,589)	(107,172)
Net cash flows from investing activities	(21,705)	(28,611)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	351	921
Proceeds from exercise of stock options	3,028	1,026
Repurchase of common stock and shares tendered for taxes	(139,650)	(95,700)
Net cash flows from financing activities	(136,271)	(93,753)

Net change in cash and cash equivalents	24,143	36,756

Cash and cash equivalents at beginning of period	163,779	128,788

Cash and cash equivalents at end of period	$187,922	$165,544